Exhibit 99.3

Blaize Holdings, Inc. Appoints Lane Bess as Chairman of Its Board of Directors

January 15, 2025

Former Palo Alto Networks CEO brings extensive technology and security experience to Blaize

EL DORADO HILLS, Calif.—(BUSINESS WIRE)—Jan. 15, 2025— Blaize Holdings, Inc. (“Blaize”) (Nasdaq:BZAI), a provider of purpose-built, artificial intelligence (“AI”)-enabled edge computing solutions, today announced the appointment of technology executive and investor Lane Bess as chairman of its board of directors.

Bess has over 35 years of experience as a successful operational executive, leading startups and helping to build some of the most iconic internet security companies. He is the former CEO of Palo Alto Networks, leading the company to its IPO. Later he played an instrumental role in leading Zscaler to its IPO. He also has held key positions in major companies such as Trend Micro Internet Security, NCR Corporation and AT&T. His considerable work in the security technology sector has made him a trusted advisor for many enterprise technology CIOs and CISOs.

Lane’s relationship with Blaize began more than three years ago when he became a key Blaize investor based on his conviction in semiconductor AI technology at the edge and his recognition of the significant potential of this emerging market.

“As AI impacts the lives of many people, meaningful applications will be realized through edge technology where decisions and information must be processed instantly,” Bess said. “I look forward to working more closely with the Blaize team on its journey to bring the latest in next-generation computing to a range of industries globally.”

“No one is more well regarded and qualified in security, company building and technology than Lane Bess,” said Dinakar Munagala, CEO of Blaize. “That’s why we’re so excited to have Lane in this new role with Blaize. His unique combination of experience in company building and technology will be a tremendous benefit across our organization.”

Bess has extensive global technology experience that includes building businesses in Europe, Japan, other Asia-Pacific regions and other regions internationally. Through his family office Bess Ventures and Advisory, Bess has made early investments in companies such as Arista Networks, Nutanix, Rubrik, FreedomPay and Blaize, among others.

Bess holds a B.A. in managerial economics from Carnegie Mellon University and an MBA from the University of Dayton. He serves as a board trustee at Carnegie Mellon University.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Blaize has raised over $330 million from strategic investors such as DENSO, Mercedes-Benz AG, Magna, and Samsung and financial investors such as Franklin Templeton, Temasek, GGV, Bess Ventures, BurTech LP LLC, Rizvi Traverse, and Ava Investors. Headquartered in El Dorado Hills (Calif.), Blaize has more than 200 employees worldwide with teams in San Jose (Calif.) and Cary (N.C.), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE).

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of the Blaize’s business combination with BurTech Acquisition Corp. (the “Business Combination”) are not obtained; (iii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in the definitive proxy statement/prospectus filed on December 6, 2024 by Blaize Holdings, Inc. and other documents filed, or to be filed, by Blaize Holdings, Inc. with the SEC. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Blaize does not undertake any duty to update these forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250115173412/en/

Media Contact:

Leo Merle

Blaize

info@blaize.com

Source: Blaize Holdings, Inc.